Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports First Quarter Results

Overland Park, KS, April 28, 2020 — Waddell & Reed Financial, Inc. (NYSE: WDR) today reported first quarter 2020 net income1 of $22.0 million, or $0.32 per diluted share, compared to net income of $15.9 million, or $0.23 per diluted share, during the prior quarter and net income of $32.1 million, or $0.42 per diluted share, during the first quarter of 2019.

Philip J. Sanders, Chief Executive Officer of Waddell & Reed Financial, Inc. said, “The COVID-19 pandemic has required that we, and the world, navigate an extraordinarily complex and rapidly changing environment.  In the midst of this, our Company has proactively implemented a comprehensive business continuity plan that allowed us to effectively respond to the crisis and ensure the safety of our employees, clients, independent advisors, and stakeholders in the communities where we live and work.”

Mr. Sanders continued, “Our strong financial profile with significant liquidity will allow us to actively manage through this acute global disruption while continuing to focus on our long-term growth and competitive position.”

Highlights

•	Effectively managed operations through COVID-19 pandemic: achieved 98% of workforce working remotely by end of March, continued to deliver investment insight updates to our clients, and provided over 160 resources to help independent advisors navigate the current market dynamics
•	Balance sheet a continued source of strength
o	Opportunistic deployment of liquidity via share buybacks at attractive valuations and dividends, with $71 million returned to shareholders and outstanding shares reduced by nearly 6%
o	Continued flexibility for organic and inorganic growth opportunities
•	For Ivy Investments, assets under management were negatively impacted given broader markets, but meaningful positives across several operating dimensions:
o	Reduced assets under management outflows versus prior quarter driven by greater sales and lower redemptions
o	Increased percentage of funds ranked in the top half of their respective Morningstar universes[2]
•	Significant progress in wealth management transformation continued, with enhanced focus on recruiting and additional growth opportunities
•	Benefited from enterprise model of having both asset and wealth management franchises, with lower net assets under management redemptions in wealth management channel and organic growth in advisory assets under administration

Financial Summary

The first quarter of 2020 included $11.0 million, or $0.12 per share, of unrealized losses on our investment portfolio within the investment and other (loss) income line compared to $3.0 million, or $0.03 per share, of unrealized gains during the prior quarter and $5.4 million, or $0.05 per share, of unrealized gains during the first quarter of 2019. The fourth quarter of 2019 included non-cash asset impairment charges of $12.8 million in connection with certain assets held for sale, including real property related to our corporate headquarters move and the elimination of our internal aviation department, an $11.2 million non-cash charge related to the annual revaluation of the pension plan liability and $2.3 million in severance expense related to the outsourcing of our transfer agency transactional processing operations. Excluding the non-cash charges and severance expense, adjusted net income3 for the fourth quarter of 2019 was $36.0 million and adjusted net income per diluted share3 was $0.51.

1 Net income represents net income attributable to Waddell & Reed Financial, Inc.

2 As measured by number of funds

3 See Non-GAAP Financial Measures section and Reconciliation of GAAP to Non-GAAP Financial Measures table

Revenues totaled $263.7 million for the quarter, a decrease of $6.3 million compared to the prior quarter and an increase of $4.3 million compared to the first quarter of 2019. Operating expenses of $224.3 million decreased $16.9 million compared to the prior quarter, which included a $12.8 million non-cash asset impairment charge. Compared to the same quarter of 2019, operating expenses increased slightly. The operating margin was 14.9% during the current quarter, compared to 10.7% and 13.7% during the prior quarter and the first quarter of 2019, respectively. The adjusted operating margin3 during the prior quarter was 16.3%.

Assets under management ended the quarter at $56.0 billion, a decrease of 20% compared to the prior quarter and a decrease of 22% compared to the first quarter of 2019. For both comparative periods, assets under management decreased primarily due to market volatility and continued outflows. Average assets under management were $66.1 billion during the current quarter, compared to $69.1 billion during the prior quarter and $70.1 billion during the first quarter of 2019. Net outflows of $2.3 billion during the current quarter were lower compared to net outflows of $3.4 billion in the fourth quarter of 2019 and were higher compared to net outflows of $1.8 billion in the first quarter of 2019. Sales of $2.5 billion during the current quarter increased 63% and 1% compared to the prior quarter and the first quarter of 2019, respectively. Redemptions were 3% lower compared to the prior quarter and increased 12% compared to the first quarter of 2019.

Wealth management assets under administration ended the quarter at $51.8 billion, a decrease of 14% and 8%, compared to the fourth quarter of 2019 and the first quarter of 2019, respectively. For both comparative periods, assets under administration decreased primarily due to market volatility.

Revenues Analysis

Investment management fees decreased $5.5 million, or 5%, compared to the fourth quarter of 2019 due to a 4% decrease in average assets under management and one less day in the quarter, partially offset by a higher effective management fee rate. The effective management fee rate for the current quarter was 64.0 basis points and increased compared to the prior quarter’s rate due to a reduction in fund fee waivers. Compared to the first quarter of 2019, investment management fees declined $4.5 million, or 4%, primarily due to lower average assets under management, partially offset by one more day and a higher effective management fee rate due to a reduction in fund fee waivers.

Underwriting and distribution fees increased slightly compared to the prior quarter and increased $10.7 million, or 8%, compared to the same quarter in 2019. For both comparative periods, the increases were primarily driven by increased fee-based asset allocation product revenues and higher commissionable sales, partially offset by lower service and distribution fees from lower asset levels.

Shareholder service fees decreased $1.5 million, or 6%, compared to the fourth quarter of 2019 primarily due to a reduction in reimbursements related to the outsourcing of our transfer agency transactional processing operations and lower average assets. Compared to the first quarter of 2019, shareholder service fees declined $1.8 million, or 8%, primarily due to the outsourcing of our transfer agency transactional processing operations, fewer accounts and a decrease in average assets.

Operating Expenses Analysis

Distribution expenses increased $2.8 million, or 2%, compared to the prior quarter and increased $10.2 million, or 9%, compared to the first quarter of 2019 as a result of the increase in underwriting and distribution revenue. For both comparative periods, the expense increase is larger than the revenue increase primarily due to an increase in the average advisor payout rate.

Compensation and benefits expense decreased $4.4 million, or 7%, compared to the prior quarter due to lower incentive compensation, lower headcount and lower share-based compensation due to mark-to-market adjustments of cash-settled restricted stock unit awards, partially offset by the reset of payroll tax limits at the beginning of the year. Compared to the first quarter of 2019, compensation and benefits expense decreased $6.4 million, or 10%, due to lower share-based compensation from a shift in grant dates and mark-to-market adjustments of cash-settled restricted stock unit awards, lower incentive compensation costs and lower headcount.

General and administrative expenses decreased $11.5 million, or 38%, compared to the fourth quarter of 2019, due to a $12.8 million non-cash asset impairment charge incurred during the prior quarter and lower travel and meetings costs in the current quarter due to a transition to virtual meetings. These decreases were partially offset by increased strategic project spending, as well as the shift of our transfer agency transactional processing operations costs from technology expenses to general and administrative expenses as a result of the outsourcing. Compared to the same quarter in 2019, general and administrative expenses increased $3.9 million, or 26%, due to the transfer agency transactional processing operations outsourcing costs shift, partially offset by lower travel and meetings costs.

Technology costs decreased $2.4 million, or 15%, compared to the prior quarter and decreased $2.8 million, or 17%, compared to the first quarter of 2019. For both comparative periods, technology costs decreased as costs related to the transfer agency transactional processing operations outsourcing were shifted to general and administrative expenses, partially offset by increased consulting and software costs for new technologies.

Occupancy expenses decreased $0.4 million, or 8%, compared to the prior quarter and decreased $2.0 million, or 30%, compared to the first quarter of 2019. For both comparative periods, occupancy costs decreased as a result of the planned transition of corporate field offices to independent financial advisors associated with our wealth manager.

Marketing and advertising expenses decreased $0.6 million, or 23%, compared to the prior quarter due to the timing of sponsorship fees and fewer promotional items and remained flat compared to the first quarter of 2019.

Depreciation expense declined slightly compared to the prior quarter and declined $2.5 million, or 41%, compared to the first quarter of 2019, primarily due to fully depreciated capitalized development assets.

Investment and Other (Loss) Income

Investment and other (loss) income declined $2.9 million compared to the prior quarter primarily due to unrealized losses on the investment portfolio, partially offset by the non-cash charge related to the annual revaluation of the pension plan liability in the prior quarter. Compared to the first quarter of 2019, investment and other (loss) income declined $17.2 million due to a change in unrealized losses on the corporate investment portfolio.

The effective tax rate was 32.0% for the quarter compared to 28.3% in the prior quarter and 24.6% last year. The effective tax rate for the quarter included additional items totaling $1.9 million primarily related to non-deductible share-based compensation.

Assets Under Management

(in millions)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,	Prior Qtr.		Year-over-Year Qtr.
	2020	2019	2019	Change	%	Change	%
Unaffiliated [1]
Beginning assets	$26,264	$25,857	$24,977	$407	2%	$1,287	5%
Sales [2]	1,581	854	1,593	727	85%	(12)	(1)%
Redemptions	(3,019)	(2,502)	(2,306)	(517)	(21)%	(713)	(31)%
Net exchanges	326	278	276	48	17%	50	18%
Net Flows	(1,112)	(1,370)	(437)	258	19%	(675)	(154)%
Market action	(4,908)	1,777	2,966	(6,685)	(376)%	(7,874)	(265)%
Ending assets	$20,244	$26,264	$27,506	$(6,020)	(23)%	$(7,262)	(26)%
Annualized organic growth rate	(16.9)%	(21.2)%	(7.0)%
Annualized redemption rate [3]	50.9%	39.3%	35.7%
Institutional
Beginning assets	$3,096	$3,677	$3,655	$(581)	(16)%	$(559)	(15)%
Sales [2]	43	32	141	11	34%	(98)	(70)%
Redemptions	(179)	(874)	(357)	695	80%	178	50%
Net exchanges	—	—	—	—	NM	—	NM %
Net Flows	(136)	(842)	(216)	706	84%	80	37%
Market action	(533)	261	614	(794)	(304)%	(1,147)	(187)%
Ending assets	$2,427	$3,096	$4,053	$(669)	(22)%	$(1,626)	(40)%
Annualized organic growth rate	(17.6)%	(91.6)%	(23.6)%
Annualized redemption rate [3]	24.9%	104.1%	36.6%
Wealth Management
Beginning assets	$40,598	$39,248	$37,177	$1,350	3%	$3,421	9%
Sales [2]	895	662	754	233	35%	141	19%
Redemptions	(1,588)	(1,535)	(1,626)	(53)	(3)%	38	2%
Net exchanges	(326)	(278)	(276)	(48)	(17)%	(50)	(18)%
Net Flows	(1,019)	(1,151)	(1,148)	132	11%	129	11%
Market action	(6,240)	2,501	4,066	(8,741)	(350)%	(10,306)	(253)%
Ending assets	$33,339	$40,598	$40,095	$(7,259)	(18)%	$(6,756)	(17)%
Annualized organic growth rate	(10.0)%	(11.7)%	(12.4)%
Annualized redemption rate [3]	14.6%	13.6%	14.5%
Consolidated Total
Beginning assets	$69,958	$68,782	$65,809	$1,176	2%	$4,149	6%
Sales [2]	2,519	1,548	2,488	971	63%	31	1%
Redemptions	(4,786)	(4,911)	(4,289)	125	3%	(497)	(12)%
Net exchanges	—	—	—	—	—	—	—
Net Flows	(2,267)	(3,363)	(1,801)	1,096	33%	(466)	(26)%
Market action	(11,681)	4,539	7,646	(16,220)	(357)%	(19,327)	(253)%
Ending assets	$56,010	$69,958	$71,654	$(13,948)	(20)%	$(15,644)	(22)%
Annualized organic growth rate	(13.0)%	(19.6)%	(10.9)%
Annualized redemption rate [3]	28.5%	27.7%	23.9%

(1)	Unaffiliated includes National channel (home office and wholesale), Defined Contribution Investment Only “DCIO”, Registered Investment Advisor “RIA” and Variable Annuity “VA”.
(2)	Sales consist of gross sales and includes net reinvested dividends, capital gains and investment income.
(3)	Excludes Money Market.

MorningStar Fund Rankings [1]	1 Year	3 Years	5 Years
Funds ranked in top half	52%	50%	37%
Assets ranked in top half	63%	60%	37%

MorningStar Ratings [1]	Overall	3 Years	5 Years
Funds with 4/5 stars	31%	25%	29%
Assets with 4/5 stars	43%	33%	40%

(1)	Based on class I share, which reflects the largest concentration of sales and assets.

	Three Months Ended
Wealth Management	Mar. 31,	Dec. 31,	Mar. 31,	Prior Qtr.		Year-over-Year Qtr.
(in millions)	2020	2019	2019	Change	%	Change	%
Assets under administration (AUA)
Advisory assets	$23,192	$26,947	$23,671	$(3,755)	(14)%	$(479)	(2)%
Non-advisory assets	28,644	33,148	32,418	(4,504)	(14)%	(3,774)	(12)%
Total assets under administration	51,836	60,095	56,089	(8,259)	(14)%	(4,253)	(8)%

Net new advisory assets [1]	$356	$261	$220	$95	36%	$136	62%
Net new non-advisory assets [1,2]	(697)	(859)	(820)	162	19%	123	15%
Total net new AUA [1,2]	(341)	(598)	(600)	257	43%	259	43%

Annualized advisory AUA growth [3]	5.3%	4.2%	4.2%
Annualized AUA growth [3]	(2.3)%	(4.2)%	(4.7)%

Advisors and advisor associates	1,316	1,327	1,367	(11)	(1)%	(51)	(4)%
Avg. trailing 12-month revenue per advisor [4] (in thousands)	$462	$438	$400	$24	5%	$62	16%

(1)	Net new assets are calculated as total client deposits and net transfers less client withdrawals.
(2)	Excludes activity related to products held outside of our wealth management platform. These assets represent less than 10% of total AUA.
(3)	Annualized growth is calculated as annualized quarterly net new assets divided by beginning AUA.
(4)	Production per Advisor is calculated as trailing 12- month Total underwriting and distribution fees less “other” underwriting and distribution fees divided by the average number of Advisors. “Other” underwriting and distribution fees predominantly includes fees paid by Advisors for programs and services.

Unaudited Consolidated Statements of Income

(in thousands, except per share data and margin)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,	Prior Qtr.		Year-over-Year Qtr.
	2020	2019	2019	Change	%	Change	%
Revenues:
Investment management fees	$105,219	$110,706	$109,762	$(5,487)	(5)%	$(4,543)	(4)%
Underwriting and distribution fees	136,943	136,309	126,245	634	0%	10,698	8%
Shareholder service fees	21,571	23,056	23,403	(1,485)	(6)%	(1,832)	(8)%
Total	263,733	270,071	259,410	(6,338)	(2)%	4,323	2%
Operating expenses:
Distribution[1]	120,033	117,225	109,794	2,808	2%	10,239	9%
Compensation and benefits (including share-based compensation of $9,983, $11,142 and $12,693, respectively)	58,425	62,816	64,843	(4,391)	(7)%	(6,418)	(10)%
General and administrative	18,598	30,061	14,704	(11,463)	(38)%	3,894	26%
Technology	13,502	15,950	16,308	(2,448)	(15)%	(2,806)	(17)%
Occupancy	4,709	5,143	6,715	(434)	(8)%	(2,006)	(30)%
Marketing and advertising	1,896	2,467	1,964	(571)	(23)%	(68)	(3)%
Depreciation	3,513	3,767	6,001	(254)	(7)%	(2,488)	(41)%
Subadvisory fees	3,666	3,777	3,557	(111)	(3)%	109	3%
Total	224,342	241,206	223,886	(16,864)	(7)%	456	0%
Operating income	39,391	28,865	35,524	10,526	36%	3,867	11%
Investment and other (loss) income	(7,745)	(4,804)	9,453	(2,941)	(61)%	(17,198)	(182)%
Interest expense	(1,549)	(1,533)	(1,548)	(16)	(1)%	(1)	(0)%
Income before provision for income taxes	30,097	22,528	43,429	7,569	34%	(13,332)	(31)%
Provision for income taxes	9,633	6,382	10,671	3,251	51%	(1,038)	(10)%
Net income	20,464	16,146	32,758	4,318	27%	(12,294)	(38)%
Net income (loss) attributable to redeemable noncontrolling interests	(1,522)	210	705	(1,732)	(825)%	(2,227)	(316)%
Net income attributable to Waddell & Reed Financial, Inc.	$21,986	$15,936	$32,053	$6,050	38%	$(10,067)	(31)%
Net income per share, basic and diluted:	$0.32	$0.23	$0.42
Weighted average shares outstanding - basic and diluted	67,675	69,896	76,299
Operating margin	14.9%	10.7%	13.7%

[1]Distribution expense
Unaffiliated	23,624	23,392	23,300
Wealth Management	96,409	93,833	86,494
	$120,033	$117,225	$109,794

Underwriting and distribution fees

(in thousands)

	For the three months ended Mar. 31, 2020
	Unaffiliated	Wealth Management	Total
Fee-based asset allocation product revenues	$—	$77,118	$77,118
Rule 12b-1 service and distribution fees	15,276	14,589	29,865
Sales commissions on front-end load mutual funds and variable annuity products	451	11,958	12,409
Sales commissions on other products	—	8,699	8,699
Other revenues	135	8,717	8,852
Total underwriting and distribution fees	$15,862	$121,081	$136,943

	For the three months ended Dec. 31, 2019
	Unaffiliated	Wealth Management	Total
Fee-based asset allocation product revenues	$—	$75,382	$75,382
Rule 12b-1 service and distribution fees	15,860	15,609	31,469
Sales commissions on front-end load mutual funds and variable annuity products	431	11,639	12,070
Sales commissions on other products	—	8,187	8,187
Other revenues	48	9,153	9,201
Total underwriting and distribution fees	$16,339	$119,970	$136,309

	For the three months ended Mar. 31, 2019
	Unaffiliated	Wealth Management	Total
Fee-based asset allocation product revenues	$—	$65,230	$65,230
Rule 12b-1 service and distribution fees	16,465	15,405	31,870
Sales commissions on front-end load mutual funds and variable annuity products	443	12,015	12,458
Sales commissions on other products	—	7,606	7,606
Other revenues	92	8,989	9,081
Total underwriting and distribution fees	$17,000	$109,245	$126,245

Unaudited Condensed Balance Sheet

(in thousands)

	Mar. 31,	Dec. 31,
	2020	2019
Assets
Cash & cash equivalents (unrestricted)	$160,316	$151,815
Investment securities	605,780	688,346
Other assets	222,771	245,572
Property and equipment, net	33,017	34,726
Goodwill and intangible assets	145,869	145,869
Total assets	$1,167,753	$1,266,328
Liabilities, redeemable noncontrolling interests and equity
Short-term notes payable	$94,944	$—
Long-term debt	—	94,926
Other liabilities	288,081	343,300
Redeemable noncontrolling interests	19,070	19,205
Total stockholders’ equity	765,658	808,897
Liabilities, redeemable noncontrolling interests and equity	$1,167,753	$1,266,328
Shares outstanding	66,655	68,847

Unaudited Condensed Cash Flow

(in thousands)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2020	2019	2019
Cash provided by (used in):
Operating activities	$29,276	$89,382	$(17,497)
Investing activities	27,694	11,309	(13,933)
Financing activities	(69,371)	(52,838)	(59,513)
Net change during period	$(12,401)	$47,853	$(90,943)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
(in thousands, except number of shares)	2020	2019	2019
Shares repurchased
Number of shares	3,807,438	2,315,326	2,226,325
Total cost	$53,939	$37,542	$39,139
Dividend paid
Rate per share	$0.25	$0.25	$0.25
Total paid	$17,119	$17,731	$19,348
Capital returned to stockholders	$71,058	$55,273	$58,487

Non-GAAP Financial Measures

“Adjusted net income attributable to Waddell & Reed Financial, Inc.,” “adjusted net income per share, basic and diluted,” “adjusted operating expenses,” “adjusted operating income,” and “adjusted operating margin” are non-GAAP financial measures that are not presented in accordance with U.S. generally accepted accounting principles (GAAP). We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding charges and gains that are not indicative of our core operating results, and allow management and investors to better evaluate our performance between periods and compared to other companies in our industry.

These non-GAAP financial measures should not be considered a substitute for financial measures presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance.

A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is included in the table below.

Reconciliation of GAAP to non-GAAP Financial Measures

(in thousands)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2020	2019	2019
Net income attributable to Waddell & Reed Financial, Inc. (GAAP)	$21,986	$15,936	$32,053
Adjustments
Severance	—	2,320	—
Non-cash asset impairments	—	12,841	—
Pension revaluation	—	11,217	—
Tax effect of adjustments	—	(6,331)	—
Adjusted net income attributable to Waddell & Reed Financial, Inc. (non-GAAP)	$21,986	$35,983	$32,053

Weighted average shares outstanding - basic and diluted	67,675	69,896	76,299
Adjusted net income per share, basic and diluted (non-GAAP):	$0.32	$0.51	$0.42

Operating expenses (GAAP)	$224,342	$241,206	$223,886
Adjustments
Severance	—	2,320	—
Non-cash asset impairments	—	12,841	—
Adjusted operating expenses (non-GAAP)	224,342	226,045	223,886

Operating income (GAAP)	$39,391	$28,865	$35,524
Adjustments
Severance	—	2,320	—
Non-cash asset impairments	—	12,841	—
Adjusted operating income (non-GAAP)	$39,391	$44,026	$35,524

Operating revenue	$263,733	$270,071	$259,410
Adjusted operating margin (non-GAAP)	14.9%	16.3%	13.7%

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live Web cast of our earnings release conference call today at 10:00 a.m. Eastern. During this call, Philip J. Sanders, CEO, will review our quarterly results. Live access to the teleconference will be available on the “Investor Relations” section of our Web site at ir.waddell.com. A Web cast replay will be made available shortly after the conclusion of the call and accessible for seven days.

Web Site Resources

We invite you to visit the Investor Relations section of our Web site at ir.waddell.com. Under the “Investor Information” tab you will find a link to presentations as well as to data tables, which include supplemental information schedules.

Contacts

Investor Contact:

Mike Daley, Vice President, Chief Accounting Officer & Investor Relations, (913) 236-1795, mdaley1@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyinvestments.com.

Past performance is no guarantee of future results. Please invest carefully.

About the Company

Through its subsidiaries, Waddell & Reed Financial, Inc. has provided investment management and wealth management services to clients throughout the United States since 1937. Today, we distribute our investment products through the unaffiliated channel under the IVY INVESTMENTS® brand (encompassing broker/dealer, retirement, and registered investment advisors), our wealth management channel (through independent financial advisors associated with WADDELL & REED, INC.), and our institutional channel (including defined benefit plans, pension plans, endowments and subadvisory relationships).  For more information, visit ir.waddell.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general. These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management and assets under administration, distribution sources, expense levels, redemption rates, stock repurchases and the financial markets and other conditions. These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to the impact of the COVID-19 pandemic and related economic conditions, as well as the factors discussed below. If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected. Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2019, which include, without limitation:

•	The loss of existing distribution relationships or inability to access new distribution relationships;

•	A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•	The adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body;

•	Changes in our business model, operations and procedures, including our methods of distributing our proprietary products, as a result of evolving fiduciary standards;

•	The introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of our financial advisors at the federal or state level for employment tax or other employee benefit purposes;

•	A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds;

•	Our inability to reduce expenses rapidly enough to align with declines in our revenues due to various factors, including fee pressure, the level of our assets under management or our business environment;

•	Non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies;

•	Our inability to attract and retain senior executive management and other key personnel to conduct our wealth management and investment management business;

•	A failure in, or breach of, our operational or security systems or our technology infrastructure, or those of third parties on which we rely; and

•	Our inability to implement new information technology and systems, or our inability to complete such implementation in a timely or cost effective manner.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10- K for the year ended December 31, 2019 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2020. All forward-looking statements speak only as of the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.